Exhibit 10.3

AMENDMENT NO. 1

to

PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT (the “Amendment”) is made as of July 5 , 2007 (the “Effective Date”), by and among UNITED STATIONERS SUPPLY CO. (the “Borrower”), UNITED STATIONERS INC., as a credit party (the “Parent”), and the other Subsidiaries of the Parent listed on the signature page thereto (together with the Borrower and the Parent, collectively, the “Grantors”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Illinois)), a national banking association, in its capacity as agent (the “Agent”) for the lenders party to the Credit Agreement referred to below.  Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Parent, the Lenders and the Agent are amending and restating that certain Amended and Restated Five-Year Revolving Credit Agreement dated as of October 12, 2005 by that certain Second Amended and Restated Five-Year Revolving Credit Agreement dated as of July 5, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Parent, the other Grantors and the Agent are party to that certain Pledge and Security Agreement dated as of March 21, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Borrower, the Parent, and the other Grantors amend the Security Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Security Agreement:

1.                                       Amendments to the Security  Agreement.  Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Security Agreement is hereby amended as follows:

1.1.                              The second paragraph in Article II of the Security Agreement is hereby amended and restated as follows:

Notwithstanding the foregoing, the Collateral shall not include (i) (a) any Accounts, General Intangibles, Chattel Paper, Instruments, Documents or Investment Property which constitute Receivables subject to any Receivables Purchase Facility permitted under the Credit Agreement, and (b) any Deposit Accounts maintained in accordance with the requirements of the applicable Receivables Purchase Facility into which collections and other amounts related to those items described in clause (i)(a) are deposited (collectively, the “Securitization Collateral”), (ii) any Property to the extent that such grant of a security interest is prohibited by any applicable law or governmental authority, requires a consent not obtained of any governmental authority pursuant to any applicable law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, any applicable shareholder or similar agreement, except to the extent that such applicable law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iii) with respect to any shares of stock or other ownership interests in any first-tier Foreign Subsidiary, the excess over 65% of all of the voting shares of stock or equity interests in such Foreign Subsidiary, (iv) any stock or other ownership interests of any Subsidiary of any first-tier Foreign Subsidiary and (v) any shares of the Parent’s capital stock that have been repurchased by the Parent and held in treasury.  The Agent’s security interest in any item constituting Securitization Collateral shall be released upon the sale, contribution or transfer thereof under the terms of the applicable Receivables Purchase Facility.

2.                                       Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that:

(a)                                  the Agent shall have received duly executed originals of this Amendment from each of the Borrower, the Parent and each other Grantor;

(b)                                 the Agent shall have received such other documents, instruments and agreements as the Agent shall reasonably request.

3.                                       Representations and Warranties and Reaffirmations of the Parent and the Borrower.

3.1.                              Each of the Parent and the Borrower hereby represents and warrants that (i) this Amendment and the Security Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of each Credit Party party thereto and are enforceable against each such Credit Party in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and requirements of reasonableness, good faith and fair dealing), and (ii) no Default or Unmatured Default has occurred and is continuing.

3.2.                              Upon the effectiveness of this Amendment and after giving effect hereto, each of the Parent, the Borrower and each other Grantor hereby reaffirms all covenants, representations and warranties, in all material respects, made in the Security Agreement as modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.

4.                                       Reference to and Effect on the Security Agreement.

4.1.                              Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Security Agreement (including any reference therein to “this Security Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Security Agreement as modified hereby.

4.2.                              Except as specifically modified above, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3.                              The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Security Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.                                       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.                                       Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

UNITED STATIONERS INC. By:/s/ Brian S. Cooper Name: Brian S. Cooper Title: Senior Vice President and Treasurer	UNITED STATIONERS TECHNOLOGY SERVICES LLC By:/s/ Brian S. Cooper Name: Brian S. Cooper Title: Vice President and Treasurer

LAGASSE, INC. By:/s/ Brian S. Cooper Name: Brian S. Cooper Title: Vice President and Treasurer	UNITED STATIONERS SUPPLY CO. By:/s/ Brian S. Cooper Name: Brian S. Cooper Title: Senior Vice President and Treasurer

UNITED STATIONERS FINANCIAL SERVICES LLC By:/s/ Brian S. Cooper Name: Brian S. Cooper Title: Vice President and Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Illinois)) By: /s/ Sabir A. Hashmy Name: Sabir A. Hashmy Title: Vice President